Exhibit 99.1

Instructure Names Peter Walker as Chief Financial Officer; Reiterates Third Quarter and Full Year 2023 Guidance

SALT LAKE CITY — September 28, 2023 — Instructure, the leading learning platform and maker of Canvas, today announced that Peter Walker has been named the company’s new chief financial officer (CFO), effective November 13, 2023. Walker will lead Instructure’s finance function in support of the company’s mission of elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Walker will succeed Dale Bowen, who will step down from his role as CFO on November 12, 2023, and has agreed to provide transition services through March 2, 2024.

“We’re delighted to add Walker to our talented team of leaders at Instructure,” said Steve Daly, CEO of Instructure. “Walker’s experience both as a public company CFO, in the private equity markets, and in roles as a strategic leader will serve us well.”

"We’re grateful for the contributions Dale Bowen has made to our company,” Daly continued. “Over the last four years, he has helped us successfully navigate important transitions, including our 2020 shift from the public markets to private equity, and our return to the public market in 2021. During his tenure, he also established a strong culture of transparency and consistency and built a solid foundation for our next leader.”

Walker has more than 15 years of executive experience, including more than 10 years of experience as a CFO. Currently he is the CFO of Sterling Check Corp., a publicly traded global provider of technology-enabled background and identity services. Prior to his tenure at Sterling, Walker spent two years as Jackson Hewitt’s CFO leading the company’s sale to a new financial sponsor and refinancing the company’s debt. Prior to Jackson Hewitt, Walker spent more than 15 years at Assurant, a publicly traded global company. He has held senior finance, strategy and risk management roles, most recently as chief strategy officer. Walker began his professional career in consulting with Ernst & Young LLP and earned a Bachelor of Science in accounting from Miami University of Ohio, a Master of Business Administration from New York University’s Stern School of Business and is a certified public accountant.

“Instructure has built a great reputation for driving growth and delivering profitability and for being a mission-driven company delivering a world-class education solution for 30-million-plus users worldwide,” said Walker. “I look forward to building on the legacy the company has built with its Canvas LMS and extensive learning platform.”

Update on Third Quarter and Full Year 2023 Guidance

Based on information as of today, September 28, 2023, the Company is reiterating the financial guidance it provided during its second quarter earnings conference call and related press release on July 31, 2023.

ABOUT INSTRUCTURE

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform, comprised of its flagship product Canvas LMS and several products serving K-12 and higher education, supports tens of millions of educators and learners around the world. Learn more at www.instructure.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial guidance for the third quarter of 2023 and for the full year ending December 31, 2023, the Company’s growth, customer demand and application adoption, the Company’s research and development efforts and future application releases, the Company’s business strategy and the Company’s expectations regarding future revenue, expenses, cash flows and net income or loss.

These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with the continued economic uncertainty, including record-high inflation, supply chain challenges, labor shortages, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession and reduced spending by customers; failure to continue our recent growth rates; risks associated with future stimulus packages approved by the U.S. federal government; our ability to acquire new customers and successfully retain existing customers; the effects of increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from pandemics; our history of losses and expectation that we will not be profitable for the foreseeable future; the impact of adverse general and industry-specific economic and market conditions; failure to manage our growth effectively; and changes in the spending policies or budget priorities for government funding of Higher Education and K-12 institutions.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

For More Information:

Media Relations:

JP Schuerman

Corporate Communications

Instructure

(310) 279-6989

jp.schuerman@instructure.com

Investor Relations:

David Banks

Investor Relations

Instructure

(262) 825-8388

david.banks@instructure.com

SOURCES: Instructure